                                                            Exhibit 16.1




August 22, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Russ Berrie and Company, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K as part of the Company's Form 8-K report for the month of August, 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



Coopers & Lybrand L.L.P.